Calculation of Filing Fee Tables
S-4
COMMERCE BANCSHARES INC /MO/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $5.00 per share	Other	488,700		$ 24,930,762.56	0.0001381	$ 3,442.94
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 24,930,762.56		$ 3,442.94
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,442.94
Offering Note
[1]	Note 1(a) Relates to common stock, par value $5.00 per share, of Commerce Bancshares, Inc. ("Commerce" and, such shares, the "Commerce common stock") to be issuable to holders of common stock, $0.01 par value per share, of FineMark, Holdings, Inc. ("FineMark" and, such shares, the "FineMark common stock"), including the conversion of outstanding 7.25% Series B Non-Cumulative Perpetual Convertible Preferred Stock (such shares, the "FineMark preferred stock"), in connection with the merger of FineMark with and into CBI-Kansas, Inc., a wholly owned subsidiary of Commerce ("CBI-Kansas"), with CBI-Kansas continuing as the surviving corporation (the "merger"), pursuant to the Agreement and Plan of Merger, dated as of June 16, 2025, by and among Commerce, CBI-Kansas, and FineMark (the "merger agreement"). The amount of Commerce common stock being registered reflects the estimated maximum number of additional shares of Commerce common stock for each outstanding share of FineMark common stock (including the conversion of FineMark preferred stock) expected to be issued in the merger, after taking into account the updated exchange ratio of 0.7245 of a share of Commerce common stock for each share of FineMark common stock (including the conversion of outstanding FineMark preferred stock) as a result of the five percent (5%) stock dividend declared by the Commerce board of directors on October 31, 2025. Commerce previously registered 9,791,482 shares of Commerce common stock pursuant to the Registration Statement on Form S-4 (Registration No. 333-289873), which was declared effective on September 10, 2025, in connection with the merger described herein. Note 1(b) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The maximum aggregate offering price is (i) the average of the high and low prices of FineMark common stock as reported on the OTCQX on November 25, 2025 ($36.96 per share) multiplied by (ii) the estimated maximum number of additional shares of FineMark common stock to be converted in the merger (674,534) for the additional shares of Commerce common stock being registered in connection with the merger on this Registration Statement on Form S-4MEF.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A